Exhibit 1.1

IMPAC MORTGAGE HOLDINGS, INC.

3,594,082 Shares of Common Stock
(par value $.01 per share)

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

November 26, 2002

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), confirms its agreement with UBS Warburg LLC (the “Manager”), as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, up to 3,594,082 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms set forth in Section 3 of this Agreement, less 1,850,696 shares of Common Stock sold through the date hereof (the “Shares”). The Company agrees that whenever it determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Manager that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”). A registration statement on Form S-3 (Registration No. 333-74432) with respect to the Shares, including a form of prospectus and such amendments or supplements to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, has been filed with the Securities and Exchange Commission (the “Commission”), and has become effective and which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”), including the prospectus included in the registration statement referred to above and the documents incorporated by reference therein, setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. No stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto has been issued and served on the Company, and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available or delivered to the Manager. Such registration statement, as it may have heretofore been amended, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on November 26, 2002, 1,743,386 shares of the Shares were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement;

(b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Filing Date (as defined below), did or will in all material respects comply with all applicable provisions of the Act and the Exchange Act. Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

(c) The documents which are incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they became or become effective under the Act or when they were or are filed with the Commission, conform in all material respect with the requirements of the Act or the Exchange Act, as applicable;

(d) The only subsidiaries (as defined in the Act) of the Company are IMH Assets Corporation (“IMH Assets”), Impac Warehouse Lending Group, Inc. (“IWLG”) and Impac Multifamily Capital Corporation (“IMCC”); Novelle Financial Services, Inc. (“NFS”) and Impac Secured Assets Corporation (“SAC”) are wholly-owned subsidiaries of Impac Funding Corporation (“IFC”); IMH Assets, IWLG, IMCC, NFS, SAC and IFC, an affiliate of the Company, are collectively referred to herein as the “Subsidiaries”; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been made available or delivered to the Manager. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has the corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it, or the character of the assets owned or leased by it, makes such licensing or qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Company or any of its Subsidiaries or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations or on the transactions contemplated hereby (a “Material Adverse Effect”). All of the outstanding shares of the capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary (other than the outstanding common stock of IFC, which is owned by Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson), to the extent and as is described in the Prospectus, free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity (other than mortgage-backed securities held by the Company for long-term investment in the ordinary course of business). The outstanding shares of preferred stock of IFC have the rights and preferences described in the Prospectus;

(e) The financial statements and schedules included or incorporated by reference in the Prospectus present the consolidated financial condition of the Company and IFC as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and IFC for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company or IFC are required by the Act and the Exchange Act to be included in the Prospectus. KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and IFC as required by the Act . The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K under the Act are true and correct in all material respects;

(f) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares to be issued and sold by the Company pursuant to this Agreement and any Terms Agreement have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and are not subject to any preemptive right, resale right, right of first refusal or similar right and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders. The description of the Common Stock in the Prospectus is complete and accurate in all material respects. Except as set forth in the Prospectus, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible or exchangeable securities or obligations. The descriptions of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately present the information required to be shown with respect to such plans, arrangements, options and rights;

(g) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(h) Subsequent to the respective dates as of which information is given in the Prospectus, except as set forth in or contemplated by the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or any of its

Subsidiaries, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has incurred nor will incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein or in the ordinary course of business and (iii) except for dividends on shares of its capital stock, if and when declared, neither the Company nor any of its Subsidiaries has and none of them will have paid or declared any dividends or other distributions of any kind on any class of their respective classes of capital stock;

(i) Except as set forth in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect;

(j) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and be general equitable principles;

(k) The Company and each of its Subsidiaries has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations, and has made all governmental or regulatory filings, as are necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not in breach of or default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect and no event has occurred which with notice, lapse of time or both would result in such breach or default. To the knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in breach or default in any respect thereunder. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or by-laws;

(l) The Company has full corporate power and authority to enter into this Agreement and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement. This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and constitutes and, in the case of any Terms Agreement, will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Terms Agreement, the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption “Use of Proceeds” will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, might have a Material Adverse Effect;

(m) No consent, approval, authorization or order of, or any filing or declaration with, any court or any national, state or local governmental agency, regulatory commission, board, authority or body is required in connection with the (i) authorization, issuance, transfer, sale or delivery of the Shares by the Company, (ii) the execution, delivery and performance of this Agreement and any Terms Agreement by the Company or (iii) the taking by the Company of any other action contemplated hereby, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer by sale through the Manager of the Shares;

(n) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus and except such which would not have a Material Adverse Effect. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and which do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries;

(o) The Company and its Subsidiaries own, or are licensed or otherwise have the full and exclusive right to use all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the Company’s knowledge, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name that would have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person;

(p) The Company is, and if operated in the manner described in the Prospectus shall remain, qualified as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”), and intends to operate in a manner so as to continue to remain so qualified;

(q) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus and after giving effect to the offering and sale of the Shares, none of them will be, an “investment company,” an entity “controlled” by an “investment company” or an “affiliated person”, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(s) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or the offering of the Shares, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

(t) The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange (the “AMEX”);

(u) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened;

(v) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of the Company or any of its Subsidiaries has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any Subsidiary sells or from which the Company or any Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or such Subsidiary, or (iv) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or such Subsidiary;

(w) The Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they engage as described in the Prospectus; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its proposed business at a cost that would not result in a Material Adverse Effect;

(x) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus, will not be a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act;

(y) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

(z) Except as contemplated by Section 3 of this Agreement, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated; and

(aa) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement.

SECTION 3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms:

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the AMEX (other than a day on which the AMEX is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of Shares to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the designated Shares. The gross sales of any Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on the AMEX at the time of such sale.

(ii) Notwithstanding the foregoing, the Company may instruct the Manager by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (a) by means of ordinary brokers’ transactions between members of the AMEX that qualify for delivery of a Prospectus to the AMEX in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (b) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(14) under the Exchange Act or a “distribution” within the meaning of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request.

(iv) The compensation to the Manager for sales of Shares, as an agent of the Company, shall be 3.00% of the gross sales price of the Shares sold pursuant to this Section 3(a), and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company following the close of trading on the AMEX each day in which Shares are sold under this Section 3(a) setting forth the amount of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of Shares to the Manager’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (a) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight Federal Funds rate.

(vii) At each Settlement Date and Filing Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. The Company covenants and agrees with the Manager that (a) with respect to each of the Company’s first three fiscal quarters, on or prior to the second business day after any date on which the Company shall be obligated to file a quarterly report on Form 10-Q in respect of such quarter, (b) with respect to the Company’s fourth fiscal quarter for year 2002, on or prior to the forty-seventh day after the end of such quarter and (c) with respect to the Company’s fourth fiscal quarter for year 2003 and for each year thereafter, on or prior to the thirty-seventh day after the end of such quarter in which sales of Shares were made by the Manager pursuant to this Section 3(a) (each such date, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Manager as agent pursuant to this Section 3(a) in At the Market Offerings, the Net

Proceeds to the Company and the compensation paid by the Company with respect to such sales of Shares pursuant to this Section 3(a) and deliver such number of copies of each such prospectus supplement to the AMEX as are required by such Exchange. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b) (i) If the Company wishes to issue and sell Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the number of Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(d) Each sale of Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

SECTION 4. Covenants of the Company. The Company agrees with the Manager:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act, to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; not to file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock) other than pursuant to this Agreement) unless a copy thereof has been submitted to the Manager a reasonable period of time before the filing and the Manager has not reasonably objected thereto; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and to advise the Manager of any such filing; and to furnish to the Manager, by e-mail to jorge.solares@ubsw.com or such other e-mail address provided by the Manager, at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus, provided that if the Company receives an error message in its attempt to make such e-mail delivery, the Company shall then comply with Section 9; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed;

(b) To promptly advise the Manager, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which the Manager shall object in writing;

(c) To make available to the Manager, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Manager, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Manager may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Manager will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

(d) To promptly notify the Manager to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Shares, to furnish the Manager with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company’s own expense to the Manager, copies in such quantities and at such locations as the Manager may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so delivered, be misleading, or (iii) comply with applicable securities laws;

(e) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the

Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(f) To furnish to the Manager (i) copies of any reports or other communications which the Company shall send directly to its stockholders or shall from time to time publish or publicly disseminate (except with respect to information, other than press releases, on the Company’s website), (ii) by email to jorge.solares@ubsw.com or such other e-mail address provided by the Manager, copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K (other than Form 8-K reporting Item 9), or such other similar form as may be designated by the Commission, provided that if the Company receives an error message in its attempt to make such e-mail delivery, the Company shall then comply with Section 9, (iii) copies of any financial statements or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Manager may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available;

(g) To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than September 30, 2003;

(h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on the AMEX and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and other reasonable disbursements of counsel for the Manager in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company’s counsel and accountants. The Manager will pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel; provided, however, that if, within one year of the date of this Agreement, the Company terminates this Agreement and 100,000 shares of the Shares have not been sold through the Manager pursuant to the terms of this Agreement or to the Manager pursuant to any Terms Agreement then the Company will promptly, upon the request of the Manager, reimburse the Manager for the reasonable fees and disbursements of the Manager’s legal counsel incurred in connection with the entering into of this Agreement and the matters contemplated hereby but not to exceed an aggregate of $25,000;

(i) To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus;

(j) Not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales through the Manager pursuant to this Agreement or to the Manager pursuant to any Terms Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company and (iii) options granted pursuant to employee benefit plans and shares of Common Stock issuable upon the exercise of such outstanding options during the period from the date of this Agreement through the final Filing Date for the sale of Shares pursuant to Section 3(a) of this Agreement, without (a) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) the Manager suspending activity under this program for such period of time as requested by the Company;

(k) At any time during the term of this Agreement, as supplemented from time to time, to advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein;

(l) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Kirkpatrick & Lockhart LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(n) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of McKee Nelson LLP, Maryland counsel to the Company (“Maryland Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(f) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(o) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of McKee Nelson LLP, tax counsel to the Company (“Tax Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(g) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(p) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Ronald M. Morrison, general counsel to the Company (“General Counsel”), dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(h) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(q) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to the Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of McKee Nelson LLP, Delaware counsel to the Company (“Delaware Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(i) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(r) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) at the Manager’s oral or written request and upon reasonable advance oral or written notice to the Company, Shares are delivered to the Manager pursuant to a Terms Agreement, (iii) the Company shall file an annual report on Form 10-K or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K) incorporated by reference into the Prospectus which contains additional amended financial information, to cause the Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter;

(s) That it consents to the Manager trading in the Company’s Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or pursuant to a Terms Agreement;

(t) For three years from the date of this Agreement or of any Terms Agreement, to furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(u) If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares;

(v) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares; and not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act;

(w) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter; and

(x) That each acceptance by the Company of an offer to purchase Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

SECTION 5. Conditions of Manager’s Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(l) of this Agreement, the date of any executed Terms Agreement and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) shall have been entered into by the Company or any of its Subsidiaries.

(c) The Company shall furnish to the Manager, at every date specified in Section 4(m) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, stating that:

(i) The Company and each of its Subsidiaries is a corporation duly incorporated, existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company is, directly or indirectly, the sole record owner and, to such counsel’s knowledge, the sole beneficial owner of all of the capital stock of IWLG and IMH Assets, and of all of the Preferred Stock of IFC to the extent and as described in the Prospectus. To such counsel’s knowledge, all of the outstanding shares of common stock of IFC is owned by Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson, each an officer of the Company. To such counsel’s knowledge, IFC is the beneficial owner of all of the outstanding capital stock of SAC;

(ii) All of the outstanding shares of Common Stock and the shares of capital stock of the Subsidiaries have been, and the Shares to be sold by the Company when paid for in accordance with the terms of this Agreement and any applicable Terms Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and (a) to such counsel’s knowledge, not issued in violation of any preemptive right, resale right, right of first refusal or similar right and (b) will not be subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of California, (ii) such Subsidiaries’ Articles of Incorporation or by-laws or (iii) any instrument, document, contract or other agreement specifically referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement.

Except as described in the Registration Statement or the Prospectus, to such counsel’s knowledge, there (x) is no commitment or arrangement to issue, and (y) are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company;

(iii) The description of the Common Stock of the Company and the preferred stock of IFC contained in the Prospectus conforms in all material respects to the terms thereof contained in the charter of the Company and the articles of incorporation of IFC, respectively, and is complete and accurate in all material respects;

(iv) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated;

(v) The Registration Statement and the Prospectus (including any documents incorporated by reference into the Registration Statement and the Prospectus, at the time they became effective or were filed, as amended) comply (or complied) in all material respects as to form with the requirements of the Act or the Exchange Act, as applicable (except that such counsel expresses no opinion as to financial statements and related schedules and other financial or statistical data contained in the Registration Statement or the Prospectus, or incorporated by reference therein);

(vi) To such counsel’s knowledge, any instrument, document, lease, license, contract or other agreement (collectively, “Documents”) required by the Act to be described or referred to in the Registration Statement or the Prospectus has been described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement, or any document incorporated by reference therein, has been filed as an exhibit thereto or has been incorporated as an exhibit by reference therein; and, to such counsel’s knowledge, no default exists, nor has any event occurred which with notice, lapse of time or both, would result in a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required by the Act to be filed as an exhibit to the Registration Statement, or any document incorporated by reference therein;

(vii) The Company has the corporate power and authority to enter into this Agreement and any applicable Terms Agreement, and this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

(viii)  The execution and delivery by the Company of, and the performance by the Company of its agreements in this Agreement and any applicable Terms Agreement do not and will not (i) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the express terms or provisions of, (x) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which such counsel has knowledge, (y) any voting trust arrangement or any contract or other agreement that restricts the ability of the Company to issue securities and of which such counsel has knowledge or (z) any Document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (ii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge and which names the Company or its Subsidiaries and is specifically directed to it or its properties or its Subsidiaries or their properties or (iii) violate applicable provisions of any statute or regulation of the State of California existing or in effect as of the date of such opinion as in such counsel’s experience are of general application to transactions of the sort contemplated by the Agreement and the Terms Agreement;

(ix)  No consent, approval, authorization or order of, or any filing or declaration with, any California, New York or federal court or governmental agency, regulatory commission, board, authority or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders, have been obtained and are in full force and effect, except such as may be required under state securities or Blue Sky laws and any rules or regulations thereunder or similar laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Manager of the Shares as to which such counsel expresses no opinion;

(x)  All pending or threatened legal or governmental proceedings of which such counsel has knowledge and which are required by the Act and the Exchange Act to be described in the Registration Statement or the Prospectus have been described as so required. To such counsel’s knowledge, except as set forth in or contemplated by the Registration Statement and the Prospectus, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company, any of its Subsidiaries or NFS or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of this Agreement and any applicable Terms Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement or any document incorporated by reference therein, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) seek to impose criminal penalties upon the Company, any of its Subsidiaries, NFS or any of their respective officers or directors in their capacities as such or (v) seek to enjoin any of the business activities of the Company, any of its Subsidiaries, NFS or the transactions described in the Prospectus; except (in the case of clauses (ii), (iii) and (v) above) where such illegality, unenforceability, damages, penalties or injunction which such counsel believes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xi)  None of the Company, any of its Subsidiaries or NFS is, and if operated in the future solely in the manner described in the Prospectus will be, (i) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act or (ii) a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act;

(xii)  The Shares have been duly authorized for listing by AMEX upon official notice of issuance;

(xiii)  To such counsel’s knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement;

(xiv)  To such counsel’s knowledge, none of the Subsidiaries is in violation of its Articles of Incorporation or by-laws;

(xv)  All descriptions in the Prospectus and the Prospectus Supplement, as such descriptions have been updated by descriptions in the Prospectus Supplement or incorporated by reference therein, of statutes, regulations or legal or governmental proceedings to the extent that they constitute matters of law or legal conclusions, are accurate in all material respects and present in all material respects the information required to be shown by the Act and the Exchange Act; and

(xvi)  Such counsel is not opining as to factual matters, and the character of determinations involved in the registration process is such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement, the Prospectus and the Prospectus Supplement. Such counsel assumes the correctness and completeness of the information included in the Registration Statement, the Prospectus and the Prospectus Supplement and such counsel has made no independent investigation or verification of that information (except as and to the extent set forth in subparagraphs (iii) and (xv) above) including information or documents contained in reports incorporated by reference therein. Such counsel has participated in the preparation of each of the Registration Statement, the Prospectus and the Prospectus Supplement and, such counsel can advise the Manager that nothing has come to the attention of such counsel that causes them to believe that, at the time it became effective and as of the date of the opinion, the Registration Statement, or any amendment thereto, including the documents incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the Prospectus Supplement or any amendment or supplement thereto, including any documents incorporated by reference into the Prospectus or the Prospectus Supplement, at the time it was issued, at the time any such amended or supplemented Prospectus, as the case may be, was issued, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order make the statements therein, in the light of the circumstances in which they were made not misleading (except that such counsel need not express any opinion with respect to financial statements and related notes and schedules and other financial, accounting and, to the extent covered by the letters delivered by the Accountants to the Manager pursuant to Section 4(r) of this Agreement, statistical information, included in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Prospectus Supplement or any further amendment or supplement to any of them).

In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to the Manager) of other counsel acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States, the State of California and the State of New York, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, such counsel and the Manager are justified in relying on such opinions of other counsel.

(d) At the dates specified in Section 4(r) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(e) The Company will deliver to the Manager a certificate, (i) dated as of and delivered on each Filing Date and (ii) dated as of and delivered on the Time of

Delivery pursuant to any Terms Agreement, (each, a “Certificate Date”), of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Company shall perform such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (ii) the conditions set forth in paragraphs (a) and (b) of Section 5 have been met.

In addition, on each Certificate Date, the certificate shall also state that the Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

(f)  The Manager shall have received, at every date specified in Section 4(n) of this Agreement, the favorable opinion of Maryland Counsel, dated as of such date, and in form and substance satisfactory to the Manager, stating it is limited to matters of Maryland law and that:

(i)  The Company is a corporation duly organized, existing and in good standing in the State of Maryland and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus;

(ii)  All of the outstanding shares of Common Stock have been, and the Shares to be sold by the Company when paid for in accordance with the terms of this Agreement and any applicable Terms Agreement will be, duly authorized, validly issued, fully paid and nonassessable and the outstanding shares of Common Stock were not and the Shares will not be subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Maryland or (ii) the Company’s charter or by-laws;

(iii)  The description of the Common Stock contained in the Prospectus conforms to the terms thereof contained in the Company’s charter and is complete and accurate in all material respects. The form of certificate used to represent the Common Stock is in due and proper form and complies in all material respects with all applicable requirements of the Maryland General Corporation Law;

(iv)  The Company is not (a) in violation of its charter or by-laws or (b), to such counsel’s knowledge, in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the State of Maryland, except, in the case of (b), as may be described in the Prospectus or such as in the aggregate do not have a material adverse effect upon the results of operations, business, properties, business prospects, condition (financial or otherwise) of the Company or the transactions contemplated in this Agreement or any applicable Terms Agreement;

(v)  All descriptions in the Prospectus and the Prospectus Supplement as such descriptions have been updated by the descriptions in the Prospectus Supplement, or incorporated by reference therein, of statutes, regulations or legal or governmental proceedings as they pertain to the laws of the State of Maryland and to the extent that they constitute matters of law or legal conclu sions are accurate in all material respects and present in all material respects the information required to be shown, including those contained in the Prospectus under the captions “Repurchase of Shares and Restrictions on Transfer,” “Maryland Business Combination Act,” and “Maryland Control Share Acquisition Act”;

(vi)  The Company has full corporate power and authority to enter into this Agreement and any applicable Terms Agreement, and this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

(vii)  The execution and delivery by the Company of, and the performance by the Company of its agreements in, this Agreement and any applicable Terms Agreement do not and will not (i) violate the Company’s charter or by-laws or (ii) violate applicable provisions of any statute or regulation in the State of Maryland; and

(viii)  No consent, approval, authorization or order of, or any filing or declaration with, any court or any governmental agency, regulatory commission, board, authority or body of the State of Maryland is required under the Maryland General Corporation Law in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders, have been obtained and are in full force and effect.

(g)  The Manager shall have received, at every date specified in Section 4(o) of this Agreement, the favorable opinion of Tax Counsel, dated as of such date, and in form and substance satisfactory to the Manager, stating that:

(i)  Commencing with the Company’s taxable year ended December 31, 1995, the Company has been and will continue to be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operating has enabled the Company, and its proposed method of operating going forward will enable the Company, to meet the requirements for qualification and taxation as a REIT; and

(ii)  All descriptions in the Prospectus and the Prospectus Supplement as such descriptions have been updated by descriptions in the Prospectus Supplement, or incorporated by reference therein, of statutes, regulations or legal or governmental proceedings as they pertain to federal income tax matters and to the extent they constitute matters of law or legal conclusions, are accurate in all material respects and present in all material respects the information required to be shown, including those contained in the Prospectus under the caption “Federal Income Tax Considerations”.

(h)  The Manager shall have received, at every date specified in Section 4(p) of this Agreement, the favorable opinion of the General Counsel, dated as of such date, and in form and substance satisfactory to the Manager, stating that:

(i)  To such counsel’s knowledge, the Company is not in violation of its charter or bylaws; to such counsel’s knowledge, none of the Subsidiaries is in violation of its charter or by-laws and none of the Company or any of its Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the United States or the State of California, except as may be described in the Prospectus or such as in the aggregate do not have a Material Adverse Effect; and

(ii)  Such counsel has participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and, without assuming any responsibility for the accuracy, completeness and fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement thereto or in any document incorporated by reference into the Prospectus or the Prospectus Supplement, nothing has come to the attention of such counsel that causes him to believe that, both as of each date of the Registration Statement and as of the date of the opinion, the Registration Statement, or any amendment thereto, including the documents incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus Supplement, Prospectus or any amendment or supplement thereto, including any documents incorporated by reference into the Prospectus Supplement or Prospectus, as the case may be, at the time it was issued, at the time any such amended or supplemented Prospectus Supplement or Prospectus, as the case may be, was issued, and at the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order make the statements therein, in the light of the circumstances in which they were made, not misleading (except that such counsel need not express any opinion as to financial statements and schedules and other financial data contained in the Registration Statement, the Prospectus or the Prospectus Supplement or incorporated by reference therein).

In rendering the foregoing opinion, counsel may rely, to the extent it deems such reliance proper, on the opinions (in form and substance satisfactory to the Manager) of other counsel acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States and the State of California, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, such counsel and the Manager are justified in relying on such opinions of other counsel.

(i)  The Manager shall have received, at every date specified in Section 4(q) of this Agreement, the favorable opinion of Delaware Counsel, dated as of such date, and in form and substance satisfactory to the Manager, stating that it is limited to matters of Delaware law and that:

(i)  NFS is a corporation duly organized, existing and in good standing in the State of Delaware and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus;

(ii)  All of the outstanding shares of the capital stock of NFS are duly authorized, validly issued, fully paid and nonassessable, and the outstanding shares of such capital stock are not subject to any right of first refusal, resale right or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the government agencies of the State of Delaware, or (ii) the charter or bylaws;

(iii)  To such counsel’s knowledge, NFS is not in violation of its charter or bylaws; and

(iv)  All of the outstanding shares of capital stock of NFS are owned by IFC.

(j) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) The Shares shall have been approved for listing on the AMEX, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

SECTION 6. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Manager, its partners, directors and officers, and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the

successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraphs, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)  If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Manager from the sale of Shares on behalf of the Company or as principal. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)  The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, the Manager shall not be required to contribute any amount in excess of commissions received by it under the Agreement or any amount by which the total price at which the Shares sold by the Manager exceeds the amount of any damage which the Manager has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto or any Terms Agreement, and the agreements of the Manager contained in Section 6 of this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

SECTION 8.  Termination

(a)  The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(g) and (t) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)  The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(h), Section 6 and Section 7 shall remain in full force and effect.

(d)  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of the second to last paragraph of Section 3 of this Agreement.

(e)  In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Delivery, trading in securities on the New York Stock Exchange, the AMEX or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the AMEX or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Manager’s judgment, to make it impracticable to market the Shares. If the Manager elects to terminate its obligations pursuant to this Section 8(e), the Company shall be notified promptly in writing.

SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, Fax No. (212) 821-6186, with a copy for information purposes to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax No. (203) 719-0680; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1401 Dove Street, Newport Beach, CA 92660, Attention: Ron Morrison, Fax No. (949) 475-3969. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.

SECTION 10. Parties. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of the Manager and the Company and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 12. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 13. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 14. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

SECTION 15. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

SECTION 16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement and any Terms Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement and any Terms Agreement. The Company agree that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 17. Miscellaneous. The Manager, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because the Manager is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of the Manager may have lending relationships with issuers of securities underwritten or privately placed by the Manager. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager.

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson Title: Executive Vice President

ACCEPTED as of the date
first above written

UBS WARBURG LLC

By:	/s/ Halle Benett
Name: Halle Benett Title: Executive Director

UBS WARBURG LLC

By:	/s/ Jonathan Dever
Name: Jonathan Dever Title: Director

Annex I

IMPAC MORTGAGE HOLDINGS, INC.

Common Stock

TERMS AGREEMENT

            , 20

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

Dear Sirs:

Impac Mortgage Holdings, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Distribution Agreement, dated November 26, 2002, (the “Equity Distribution Agreement”), between the Company and UBS Warburg LLC, to issue and sell to UBS Warburg LLC the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by UBS Warburg LLC, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to UBS Warburg LLC and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

IMPAC MORTGAGE HOLDINGS, INC.

By:
Name: Title:

ACCEPTED as of the date
first above written

UBS WARBURG LLC

By:
Name: Title:

UBS WARBURG LLC

By:
Name: Title:

I-2

Schedule to Annex I

Title of Purchased Securities:
Common Stock, par value $.01 per share

Number of Shares:

[Price to Public:]

Purchase Price by UBS Warburg LLC:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of Shares to the Manager’s account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:
(1)  The opinion referred to in Section 4(m).
(2)  The opinion referred to in Section 4(n).
(3)  The opinion referred to in Section 4(o).
(4)  The opinion referred to in Section 4(p).
(5)  The opinion referred to in Section 4(q).
(6)  The accountants’ letter referred to in Section 4(r).
(7)  The officers’ certificate referred to in Section 4(l).
(8)  Such other documents as the Manager shall reasonably request.